EXHIBIT 99.1

A Squared Holdings, LLC

Consolidated Financial Statements

For the Years Ending December 31, 2012

and December 31, 2011

A Squared Holdings, LLC

Index to the Consolidated Financial Statements

December 31, 2012 and December 31, 2011

Report of Independent Registered Public Accounting Firm

To the Members

A Squared Holdings, LLC

Beverly Hills, California

We have audited the accompanying consolidated balance sheets of A Squared Holdings, LLC and its wholly owned subsidiary A Squared Entertainment, LLC as of December 31, 2012 and 2011, and the related consolidated statements of operations, members' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of A Squared Holdings, LLC and its wholly owned subsidiary A Squared Entertainment, LLC as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP

Salt Lake City, Utah

October 15, 2013

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A Squared Holdings, LLC

Consolidated Balance Sheets

December 31, 2012 and 2011

	2012	2011
ASSETS

CURRENT ASSETS
Cash	$28,863	$215,297
Trade accounts receivable, net	111,702	222,828
Capitalized production costs	340,512	285,932
Other current assets	31,622	31,995

Total current assets	512,699	756,052

PROPERTY AND EQUIPMENT
Furniture and equipment	12,385	7,890
Computer equipment	8,830	5,574
Leasehold improvements	99,778	5,530
Software	15,737	15,737
Accumulated depreciation	(24,947)	(7,338)

Total property and equipment	111,783	27,393

Total assets	$624,482	$783,445

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$412,838	$101,218
Accrued expenses	47,837	56,720
Customer deposits	–	375,000
Due to related parties	1,621,804	1,562,442
Loan payable- Citibank	–	1,400,000

Total current liabilities	2,082,479	3,495,380

MEMBERS' EQUITY (DEFICIT)
Members' equity (deficit) - A Squared Holdings, LLC	(1,457,997)	(3,243,243)
Non-controlling interest	–	531,308

Total members' equity (deficit)	(1,457,997)	(2,711,935)

Total liabilities and members' equity (deficit)	$624,482	$783,445

See accompanying notes to the consolidated financial statements.

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A Squared Holdings, LLC

Consolidated Statements of Operations and Changes in Members' Equity

Years Ended December 31, 2012 and 2011

	2012	2011

SALES AND REVENUE
Distribution, TV and home entertainment income	$515,067	$1,430,577
Licensing income (net of licensing costs of $195,868and $306,476, respectively)	453,660	135,350

Total sales and revenue	968,727	1,565,927

COST OF PRODUCTION	1,088,648	2,009,382

Gross margin	(119,921)	(443,455)

GENERAL, SALES AND OPERATING EXPENSES
Guaranteed payments	828,775	805,597
Professional fees	655,644	711,250
Operating expenses	471,119	635,511
Selling and marketing	729,852	313,157
Salaries and wages	149,969	143,989
Rents	115,555	92,137
Depreciation	17,609	4,445
Taxes and licenses	9,444	7,304

Total general, sales and operating expenses	2,977,967	2,713,390

Net loss from operations	(3,097,888)	(3,156,845)

OTHER INCOME (EXPENSES)
Gain on extinguishment of debt	3,000,000	–
Interest income	–	223
Other income	375,000	400,000
Abandon project	–	(53,320)
Interest expense	(23,174)	(1,391)

Total other income (expenses)	3,351,826	345,512

Net Income	253,938	(2,811,333)

Less: Net loss attributable to the non-controlling interest	(531,308)	(468,693)

Net income (loss) attributable to A Squared Holdings, LLC	$785,246	$(2,342,640)

MEMBERS' EQUITY (DEFICIT)
Beginning balance	(2,711,935)	(900,603)
Capital contribution from non-controlling interest	–	1,000,001
Member investment	1,000,000	–
Net income (loss)	253,938	(2,811,333)

Members' equity (deficit), ending balance	$(1,457,997)	$(2,711,935)

See accompanying notes to the consolidated financial statements.

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A Squared Holdings, LLC

Consolidated Statements of Cash Flows

Years Ended December 31, 2012 and 2011

	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$253,938	$(2,811,333)

Adjustments to reconcile net income to net cash used in operating activities:
Depreciation Expense	17,609	4,445
Gain on Extinguishment of Debt	(3,000,000)	–
Decrease (increase) in operating assets:
Accounts Receivable	111,126	(183,939)
Capitalized Product Costs	(54,580)	278,929
Prepaids & Other Assets	373	(9,043)
Increase (decrease) in operating liabilities:
Accounts Payable	311,620	41,411
Customer Deposit	(375,000)	375,000
Other Accrued Expenses	(8,883)	(972,611)

Net cash used in operating activities	(2,743,797)	(3,277,141)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Fixed Assets	(101,999)	(16,464)

Net cash used in investing activities	(101,999)	(16,464)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds for Sale of Non-controlling Interest	–	1,000,001
Proceeds from the Sale of Membership Interests	1,000,000	–
Proceeds from Notes Payable	1,600,000	1,400,000
Proceeds from Related Party Debt	1,336,681	2,975,540
Payments on Related Party Debt	(1,277,319)	(2,031,088)

Net cash provided by financing	2,659,362	3,344,453

Net Increase (Decrease) in Cash	(186,434)	50,848
Cash at Beginning of Year	215,297	164,449

Cash at the End of Year	$28,863	$215,297

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest	$23,701	$–
Cash Paid for Income Taxes	$–	$–

See accompanying notes to the consolidated financial statements.

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A Squared Holdings, LLC

Notes to the Consolidated Financial Statements

For Years Ending December 31, 2012 and December 31, 2011

NOTE 1 - COMPANY BACKGROUND AND NATURE OF BUSINESS

Company Background:  A Squared Holdings, LLC (the “Company”) is a limited liability company formed under the laws of the State of California on April 1, 2009, originally under the name of A Squared Entertainment, LLC. The company changed it’s name to A Squared Holdings, LLC on August 9, 2012.

On September 30, 2011, the Company entered into a Joint Venture Agreement with Tata Elxsi Limited, a public limited company organized under the laws of the Republic of India (“TEL”) pursuant to which the parties agreed to form a newly organized limited liability company, organized under the laws of the State of Delaware called A Squared Elxsi Entertainment LLC (“A2E2”). Under the Joint Venture Agreement and A2E2 Operating Agreement TEL received a 50.01% interest in A2E2 in exchange for $1 Million equity investment and certain financial and other obligations. The Company received a 49.99% interest in A2E2 in exchange for the contribution of all rights, titles and interests to the intellectual property of the Company at that time.

On June 22, 2012, TEL served notice that it elected to cease providing working capital funding to A2E2. The notice established a Forfeiture Date of June 23, 2012. Upon such forfeiture, the Company became the sole member of A2E2. On August 9, 2012, the Company changed the name of A2E2 to A Squared Entertainment, LLC (“A Squared”).

Nature of Business: The company, through its wholly owned subsidiary, creates, produces and distributes children’s animation in the US and worldwide. The company earns income through TV distribution, home entertainment, full-length features and licensing for the production of children’s products associated with its projects.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting: The Company's policy is to prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation: The consolidated financial statements include the accounts of A Squared Holdings, LLC and A Squared Entertainment, LLC. All intercompany balances and transactions have been eliminated in consolidation. TEL’s interest in A Squared for the period of September 20, 2011 through December 31, 2011 and from January 1, 2012 through June 23, 2012 has been presented as a non-controlling interest in the Consolidated Statements of Operations for the years ending December 31, 2011 and 2012, respectively.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalent: For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. As of December 31, 2012 and 2011 the Company had no cash equivalents.

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A Squared Holdings, LLC

Notes to the Consolidated Financial Statements

For Years Ending December 31, 2012 and December 31, 2011

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition: The Company recognizes revenue in accordance with FASB Accounting Standards Codification (“ASC”) Topic 926-605, Entertainment-Films - Revenue Recognition. Accordingly, the Company recognizes revenue when (i) persuasive evidence of a sale with customer exists, (ii) the film is complete and has been delivered or is available for delivery, (iii) the license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale, (iv) the arrangement fee is fixed or determinable, and (v) collection of the arrangement fee is reasonably assured.

For its distribution, TV, and home entertainment income the Company generally enters in to flat fee arrangements to deliver multiple films or episodes. The Company allocates revenue to each film or episode based on their relative fair market values and recognizes revenue as each film or episode is complete and available for delivery.

For its licensing income the Company recognizes revenue as an agent in accordance with ASC 605-45, Revenue Recognition – Principal Agent. Accordingly, the Company’s revenue is its gross billings to its customers less the amounts it pays to suppliers for their products and services. The Company’s licensing revenues for 2012 and 2011 was $453,660 and $135,350, which represents gross billings of $649,528 and $441,826, less supplier costs of $195,868 and $306,476, respectively.

Capitalized Production Costs: The Company capitalizes production costs in accordance with ASC 926-20, Entertainment-Films – Other Assets – Film Costs. Accordingly, production costs are capitalized at actual cost and then charged against revenue quarterly as a cost of production based on the relative fair value of the film(s) or episode(s) delivered and recognized as revenue. The Company evaluates their capitalized production costs annually and limits recorded amounts by their ability to recover such costs through expected future sales.

Property and Equipment: Property and equipment is recorded at cost. Depreication is computed using the straight-line method over the estimated useful lives of the assets ranging from three and one-half years to seven years. Expenditures for maintenance and repairs, which do not extend the useful lives of the related assets, are expensed as incurred. Total depreciation expense for the years ended December 31, 2012 and 2011 was $17,609 and $4,445, respectively.

Income Taxes: As a limited liability company, the Company's taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the financial statements. In the event of an examination of the Company's tax return, the tax liability of the members could be changed if the taxing authorities ultimately sustain an adjustment in the Company’s income.

The State of California assess Limited Liability Companies a minimum tax of $800 per year on total income plus an escalating fee based on total income levels. The California tax is not based on profits or net income but is assessed each year based on total income fairly apportioned to California.

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A Squared Holdings, LLC

Notes to the Consolidated Financial Statements

For Years Ending December 31, 2012 and December 31, 2011

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company did not have any interest or penalties assessed by income taxing authorities for the years ended December 31, 2012 and 2011. Management evaluates the Company’s income tax circumstances and filings under the most current relevant accounting rules and believes the Company has incurred no liability for uncertain beneficial tax positions (or any related penalties and interest) for periods open to normal jurisdictional examination (currently 2009-2012).

Net income for financial statement purposes may differ significantly from taxable income reportable to members as a result of differences between the tax basis and financial reporting basis of assets and liabilities.

Fair Value of Financial Instruments: The Company's financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying values of these financial instruments approximate their fair value due to their short-term nature.

Impairment of Long-Lived Assets: Management reviews net carrying value of all property and equipment and other long-lived assets on a periodic basis or whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is recognized when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows. In this circumstance, the Company would recognize an impairment loss equal to the difference between the carrying value and the fair value of the asset.

Concentration of credit risk: Financial instrument that potentially subject the Company to credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with federally insured commercial banks. At times throughout the year, the Company maintains certain bank accounts in excess of FDIC insured limits.

The Company’s accounts receivables are primarily from larger customers. The Company makes judgments as to its ability to collect outstanding accounts receivable and provides an allowance if collection becomes doubtful. Accounts that are judged to be uncollectable are written off. As of December 31, 2012 and 2011 the Company has recorded no allowance for doubtful accounts.

Recent Accounting Pronouncements: The Company reviews all of the Financial Accounting Standard Board’s updates periodically to ensure the Company’s compliance of its accounting policies and disclosure requirements to the Codification Topics. The Company has determined there were no new accounting pronouncements issued during the year ended December 31, 2012 and 2011 that the Company believes are applicable or would have a material impact on the consolidated financial statements of the Company.

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A Squared Holdings, LLC

Notes to the Consolidated Financial Statements

For Years Ending December 31, 2012 and December 31, 2011

NOTE 3 - LIQUIDITY

Historically, the Company has incurred net losses. The Company had an accumulated deficit and a total members’ deficit of $1,457,997 at December 31, 2012 and $2,711,935 at December 31, 2011. At December 31, 2012, the Company had currents assets of $512,699 including cash of $28,863, and current liabilities of $2,082,479, resulting in a working capital deficit of $1,569,780. At December 31, 2011 the Company had current assets of $756,052, including cash of $215,297, and current liabilities of $3,495,380, resulting in a working capital deficit of $2,739,328. For the year ended December 31, 2012, the Company reported net income of $785,246 and net cash used by operating activities of $2,743,797. For the year ended December 31, 2011, the Company reported a net loss of $2,342,640 and net cash used by operating activities of $3,277,141. Management believes that the increasing sales in licensing and foreign TV and cash provided by operations, together with funds available from short-term related party advances, will be sufficient to fund planned operations for the next twelve months. However, there can be no assurance that operations and operating cash flows will continue at the current levels or improve in the near future. If the company is unable to obtain profitable operations and positive operating cash flows sufficient to meet scheduled debt obligations, it may need to seek additional funding or be forced to scale back its development plans or to significantly reduce or terminate operations.

NOTE 4 - LOAN PAYABLE

In conjunction with the Joint Venture entered into on September 30, 2011 (see NOTE 1), TEL was obligated to provide $3 million of working capital in the first year of operation. To fulfill that obligation, TEL arranged for a $3 million unsecured and uncommitted line of credit with the Citibank Corporate bank, payable on demand, with the Company as borrower and TEL as guarantor. The line of credit provided for advances of $100,000 per month and each advance was considered a separate loan with a separately computed interest rate at the Eurodollar rate. The interest due on each advance was computed monthly and the company made one interest payment to the bank, which covered the total of all interest, due on each advance. During 2012 and 2011 the Company drew down $1.6 million and $1.4 million, respectively, on the line of credit. In conjunction with TEL’s forfeiture of their membership interest in A Squared (see NOTE 1) TEL paid off the $3 million line of credit in their role as guarantor and the Company recorded a gain on extinguishment of debt for the $3 million in the 2012 Statement of Operations. The balance of the line of credit due to Citibank at December 31, 2012 and 2011 was $0 and $1,400,000, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

From time to time the company has required short-term related party advances to fund its operations and provide working capital. The company has made partial repayments to the related parties when cash has become available. The balance due to related parties on December 31, 2012 and 2011 was $1,621,804 and $1,562,442, respectively.

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A Squared Holdings, LLC

Notes to the Consolidated Financial Statements

For Years Ending December 31, 2012 and December 31, 2011

NOTE 6 - MEMBERS’ EQUITY (DEFICIT)

The Company entered into an Operating Agreement in conjunction with its formation in April of 2009. Under that Operating Agreement, the Company’s initial members, Andy Heyward and Amy Moynihan-Heyward were each granted a 50% membership interest in the Company and the Company is to continue on a perpetual basis unless the Company is dissolved under the terms of the agreement. The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the California Beverly-Killea Limited Liability Company Act.

In March of 2010 the Company accepted Will McDonough as a new member of the Company in exchange for $160,000. As a result, Andy Heyward, Amy Moynihan-Heyward, and Will McDonough each held a 33.33% interest in the Company.

On March 7, 2012, Andy Heyward and Amy Moynihan-Heyward, jointly and severally, entered into a Limited Liability Company Interest Purchase Agreement with Will McDonough. Upon consummation of the Purchase, Heyward and Moynihan-Heyward jointly owned all of the membership interests in the Company.

In October and November 2012, the Company, pursuant to a Confidential Private Placement Memorandum dated September 1, 2012, sold five Class A Units of Membership Interests for $200,000 per unit to three accredited private investors. Such units were offered in a “private offering” which was not registered under the Securities Act of 1934 or under applicable securities laws. Heyward and Moynihan-Heyward hold the remaining membership interests of the Company.

NOTE 7 - OTHER INCOME

The Company had an agreement with AOL pursuant to which AOL paid for the production of up to four 26-episode series of 3 minute programs in which AOL had the exclusive on-line exhibition rights. The Company produced Gisele and the Green Team, Secret Millionaries Club, and Martha & Friends webisodes pursuant to this agreement. As of December 31, 2011 AOL had paid a deposit of $375,000 for additional episodes, however, in July 2012, the parties mutually decided to terminate their agreement. As a result of the termination agreement, the Company retained all monies previously paid by AOL, all rights in the programming, and AOL waived its right to recoupment. Accordingly, the Company recorded $375,000 in Other Income for the year ended December 31, 2012.

During August of 2011 the Company entered into a Termination and Settlement Agreement with Fitness Publications, Inc. to end a license agreement for exclusive rights to develop, produce, and exploit productions, programs, and other properties using the trademark “The Governator.” In conjunction with this Termination and Settlement Agreement, the Company received a termination fee of $400,000 which was recognized in Other Income for the year ended December 31, 2011.

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A Squared Holdings, LLC

Notes to the Consolidated Financial Statements

For Years Ending December 31, 2012 and December 31, 2011

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company is involved, from time to time, in various legal proceedings arising in the normal course of business. While the ultimate results of these proceedings cannot be predicted with certainty, management believes that such proceedings will not have a material effect on the Company’s financial position.

In the normal course of the its business, the Company enters into agreements which call for the payment of royalties or “profit” participations for the use of third party intellectual property. For properties such as Gisele & The Green Team, Martha & Friends and Stan Lee and the Mighty 7, the company is obligated to share net profits with the underlying rights holders on a certain basis, defined in the respective agreements.

In addition, the Company has also entered into an agreement with XingXing Digital Corporation, an animation company based in China pursuant to which in exchange for the investment of 100% of the costs of the animation, XingXing is entitled to receive a specified percentage of the net proceeds received by the Company from the exploitation of those series on which which XingXing has provided animation services. The series covered by this arrangement are Secret Millionaires Club and Gisele & the Green Team. The Company has also entered into a similar arrangement with another production vendor, BangZoom Entertainment, which calls for a payment of $120,000 from the net profits received by the Company from the exploitation of the series Secret Millionaires Club. The payment is in respect of the deferral of certain costs and fees for audio/video post-production work performed by such vendor in connection with that series.

The Company leases approximately 2,807 square feet of office space at 9401 Wilshire Boulevard, Beverly Hills, California pursuant to a standard office lease dated February 3, 2012. The lease has a term of 3 years, from May 1, 2012 through April 30, 2015. The monthly rent is $10,807 which is to be adjusted upward 3% each year on the anniversary of the lease. Total rent expense for the years ended December 31, 2012 and 2011 was $115,555 and $92,137, respectively.

The following is a schedule of future minimum lease payments required by the non-cancelable operating lease agreement:

Year	Amount
2013	$132,277
2014	136,245
2015	45,860
$314,382

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A Squared Holdings, LLC

Notes to the Consolidated Financial Statements

For Years Ending December 31, 2012 and December 31, 2011

NOTE 9 - SUBSEQUENT EVENTS

The Company entered into a Master License Agreement dated as of April 30, 2013 with Pascualina Productions, S.A. of Chile, for the exploitation in all media and licensing categories of certain copyrights and trademarks owned by such company in the property known as Pascualina. Pursuant to such Agreement, the Company is the exclusive agent for the property worldwide excluding Chile and certain other Latin America countries where the owner has existing licenses. The agreement calls for the Company to share Net Revenues from the exploitation of the property on a 51% ASE-49% Owner basis. The Company paid the Owners an advance of $100,000 which is recoupable from the Owners share of Net Revenues.

Subsequent to December 31, 2012 the Company has received net proceeds from related parties of $1,442,274.

The Company has evaluated subsequent events pursuant to ASC 855 and has determined there are no additional events to disclose as of October 15, 2013, the date the financial statements were issued.

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